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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                      -----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 3, 2001

                           HANOVER COMPRESSOR COMPANY

               (Exact Name of Registrant as Specified in Charter)

         Delaware                         1-13071                 76-0625124
(State or Other Jurisdiction         (Commission File           (IRS Employer
     of Incorporation)                    Number)            Identification No.)

               12001 North Houston Rosslyn            77086
                   Houston, Texas 77086             (Zip Code)
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (281) 447-8787


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Item 5.  Other Events.

See the following press release:

                    HANOVER COMPRESSOR EXTENDS SIZE AND TERM

                      OF REVOLVING PRIMARY CREDIT FACILITY

HOUSTON, December 3, 2001 -- Hanover Compressor (NYSE: HC), the leading provider of outsourced natural gas compression services, today announced it has increased its revolving credit facility from $200 million to $350 million and extended the term by three years to mature November 30, 2004. The facility involves a syndicate of banks arranged by J.P. Morgan Securities Inc.

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because of the context of the statement and will include words such as "believes," "anticipates," "expects," "estimates," or words of similar import. Similarly, statements that describe Hanover's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated as of the date of this press release. The risks and uncertainties include: the loss of market share through competition, the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which would cause a decline in the demand for Hanover's compression and oil and gas production equipment; new governmental safety, health and environmental regulations which could require Hanover to make significant capital expenditures; inability to successfully integrate acquired businesses; and changes in economic or political conditions in the countries in which Hanover operates. The forward-looking statements included in this press release are only made as of the date of this press release, and Hanover undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HANOVER COMPRESSOR COMPANY

Date:  December 4, 2001             By: /s/ Michael J. McGhan
                                       --------------------------------------
                                       Michael J. McGhan
                                       President and Chief Executive Officer